UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2003

CSX CORPORATION

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	2-63273 (Commission File No.)	62-1051971 (I.R.S. Employer Identification No.)

500 Water Street, 15th Floor, Jacksonville, FL (Address of principal executive offices)		32202 (Zip Code)

Registrant’s telephone number, including area code: (904) 359-3200

N/A

(Former name or former address, if changed since date of last report)

ITEM 5.	OTHER ITEMS

On October 27, 2003, the Corporation announced that it will make a one-time cash payment of $23.00 per $1,000 aggregate principal amount at maturity to holders of its Zero Coupon Convertible Debentures due 2021 (the “Debentures”) who do not require the Corporation to purchase their Debentures on October 30, 2003 and are holders of record as of the close of business on October 31, 2003. In addition, the Corporation announced that effective as of October 27, 2003, it amended the terms of the Debentures to permit holders of the Debentures, at their option, to cause the Corporation to purchase the Debentures on October 30, 2005, at their accreted value of $852.48 per $1,000 principal amount at maturity.

A copy of the Fifth Supplemental Indenture, dated as of October 27, 2003, which amends the terms of the Debentures, is attached hereto as Exhibit 4.1 and is incorporated herein by reference. A copy of CSX’s press release announcing the one-time cash payment and the additional purchase option is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits required to be filed by Item 601 of Regulation S-K

The following exhibits are filed as part of this report.

4.1	Fifth Supplemental Indenture, dated as of October 27, 2003

99.1	Press Release of October 27, 2003

ITEM 9.	REGULATION FD DISCLOSURE

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

This is a summary of certain United States federal income tax considerations regarding

•	the one-time cash payment by the Corporation to holders of Debentures who are holders of record on October 31, 2003, and

•	the amendment of the terms of the Debentures to provide for an additional purchase option on October 30, 2005,

and, accordingly, should be read in conjunction with the disclosure under the heading “Certain United States Federal Income Tax Considerations” (hereinafter referred to as the “Prospectus Supplement Tax Disclosure”) in the Corporation’s Prospectus Supplement, dated October 24, 2001, filed with the Securities Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on October 26, 2001. Terms used, but not defined, herein have the meaning given to them in the Prospectus Supplement Tax Disclosure. This summary is based upon the Internal Revenue Code of 1986, as amended, Treasury regulations, administrative rulings and judicial decisions now in effect, all of which are subject to change (including retroactive changes) or possible differing interpretations. This discussion applies to United States Holders who acquired Debentures at their issue price in the initial offering and who hold them as capital assets. Furthermore, the discussion does not address the United States federal income tax considerations that may be relevant to holders of the Debentures who may be subject to special United States federal income tax rules as listed in the Prospectus Supplement Tax Disclosure. This summary is intended for general information only, and does not describe all of the United States federal income tax considerations that may be relevant to holders of the Debentures in light of their particular circumstances.

Holders of the Debentures should be aware that, due to the factual nature of the inquiry and the absence of relevant legal authorities, there is some uncertainty under current United States federal income tax law as to the appropriate treatment of the one-time cash payment and the additional purchase option. No statutory, administrative or judicial authority directly addresses the treatment of the one-time cash payment and the additional purchase option for United States federal income tax purposes. The Corporation has not obtained, nor does it intend to obtain, a ruling from the Internal Revenue Service with respect to the United States federal income tax consequences of the one-time cash payment and the additional purchase option. Accordingly, no assurance can be given that the Internal Revenue Service will agree with any positions taken by the Corporation, or that a court will not sustain any challenge by the Internal Revenue Service in the event of litigation.

Holders of the Debentures are urged to consult their own tax advisors with respect to the United States federal, state, local and other tax considerations regarding the one-time cash payment and the additional purchase option in light of their particular circumstances.

As described in the Prospectus Supplement Tax Disclosure, the Corporation has treated the Debentures, and intends to continue to treat the Debentures, as contingent payment debt instruments for United States federal income tax purposes, and holders have agreed pursuant to the terms of the Debentures to be bound by that United States federal income tax treatment.

The Corporation will make a one-time cash payment to holders of the Debentures who are holders of record on October 31, 2003 and has amended the terms of the Debentures to provide for an additional purchase option on October 30, 2005. Under general principles of United States federal income tax law, such a modification of the terms of a debt instrument, whether or not evidenced by a physical surrender of the debt instrument for a newly-issued debt instrument, may be treated as an exchange in which gain or loss is realized if the modified debt instrument differs materially either in kind or extent from the original debt instrument. In this regard, applicable Treasury regulations provide that, as a general rule, an exchange occurs when, based on all the facts and circumstances and taking into account all changes in the terms of the debt instrument collectively, the legal rights or obligations that are altered, and the degree to which they are altered, are economically significant (a “significant modification”).

While the matter is not free from doubt, the Corporation believes that the one-time cash payment and the additional purchase option, taken together, should not constitute a “significant modification” of the Debentures under the applicable Treasury regulations. Accordingly, for United States federal income tax purposes, the Corporation intends to treat United States Holders of the Debentures as continuing to hold their Debentures rather than as being deemed to exchange their existing Debentures for new debentures. As a result, United States Holders of the Debentures would continue to accrue interest income on the Debentures at the “comparable yield,” as described in the Prospectus Supplement Tax Disclosure, regardless of whether they use the cash or accrual method of tax accounting. Moreover, the additional one-time cash payment received by United States Holders should be included in gross income by United States Holders as additional interest income.

If, contrary to the Corporation’s expectations, the one-time cash payment and the additional purchase option were to constitute a significant modification of the Debentures for United States federal income tax purposes, United States Holders would be treated as having exchanged their existing Debentures for amended debentures providing an additional purchase option in 2005 and the one-time cash payment. In that event, a United States Holder would realize gain or loss in an amount equal to the difference between its amount realized on the exchange (i.e., the fair market value of the amended debentures including the amount of the one-time cash payment) and its adjusted basis in the existing Debentures immediately prior to the exchange. Any loss realized on the exchange would generally constitute ordinary loss to the extent of income previously accrued by a United States Holder in respect of the Debentures, and thereafter, capital loss. However, if the deemed exchange were to qualify as a recapitalization, within the meaning of section 368(a)(1)(E) of the Internal Revenue Code, no gain realized by a United States Holder would be recognized (except to the extent of the cash received), and no loss would be recognized by such United States Holder.

If the one-time cash payment and additional purchase option were to constitute a significant modification giving rise to a deemed exchange of the Debentures for amended debentures, the amended debentures would be treated as contingent payment debt instruments that are newly issued at an initial issue price equal to the fair market value of the amended debentures on the date of the deemed exchange. A United States Holder would be required to use a newly determined comparable yield and projected payment schedule as of the date of the deemed exchange to account for the amended debentures as otherwise described in the Prospectus Supplement Tax Disclosure.

The foregoing summary is intended for general information only and does not purport to address all of the United States federal income and other tax considerations regarding the one-time cash payment and the additional purchase option. Because the United States federal income tax treatment of the one-time cash payment and additional purchase option is uncertain, holders of the Debentures are encouraged to consult their own tax advisors regarding the United States federal, state, local and other tax considerations that may be relevant to them based upon their particular circumstances.

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CSX CORPORATION

By:	/s/ DAVID A. BOOR
David A. Boor
Vice President and Treasurer

Date:  October 27, 2003

EXHIBIT LIST

Exhibit	Description
4.1	Fifth Supplemental Indenture, dated as of October 27, 2003

99.1	Press Release of October 27, 2003

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